CORE
CONSULTING GROUP

CONTRACT FOR CORPORATE ADVISORY SERVICES

The parties to this Contract for Corporate Advisory Services are Core Consulting Group, a California Corporation, with a principal address of 470 Summit Road, Walnut Creek, CA 94598, hereafter referred to as "Consultant" and Nicaragua Rising Inc. with a business located at 10801 Mastin Suite 920, Overland Park, KS, hereafter referred to as "Client."

RECITALS

WHEREAS, Client is in full legal compliance with its filing requirements and is operating in good standing under the laws of the State of Nevada;

WHEREAS, Client desires to retain Consultant to review and analyze Client's public relations and investor relations programs and activities;

WHEREAS, Consultant is a California Corporation duly organized and operating under the laws of the State of California;

WHEREAS, Consultant engages as its principal business advising companies regarding public and investor relations concerning various clients' business and public disclosures;

WHEREAS, both Client and Consultant are amenable to entering into a contract whereby Client retains Consultant to advise Client on matters of public and investor relations concerning the Company's business and public disclosures;

WHEREFORE, THE PARTIES AGREE AS FOLLOWS:

ENGAGEMENT

Consultant will provide non-exclusive advisory services to the Client in the areas of public relations and investor relations. Consultant will provide Client with support for communicating with its investor base. These services include, but are not limited to:

a. Perform mailings on an as needed basis from Client to its investor base with Client approved and created content; this includes the process of gathering, managing and executing Client's investor relation's mailings;

b. Respond to all Email questions and send hard copy files of all questions and responses quarterly.

c. Perform phone call contacts with Client's and Consultants investor base on an as needed basis with information and content created by Client; and, respond to all incoming calls from shareholders or prospective investors, as well as build and maintain call-inquires database.

January 11, 2010

CORE
CONSULTING GROUP

d. Attend and moderate all Due Diligence meetings which either Client or Consultant deem appropriate.

e. Monitor various Internet threads and respond to inquiries about Client and its affiliates, subsidiaries and other holdings.

f. Build a database of all contacts interested in Client Company.

g. Consult with Client in any matters that fall within the scope of this agreement.

h. Will include a one-page company profile to be to be updated monthly included on Client's web pages.

i. Prepare reports on shareholder sentiment.

j. Organize, moderate and attend occasional conference calls providing client and investors if necessary.

k. Contact financial professionals to discuss Client's company and business plans.

1. Engagement Terms.
The period of Consultant's engagement (the "Engagement Period") will expire upon the earlier to occur of (i) six months (6) from the date Consultant receives an executed copy of the Agreement from the Client or (ii) by operation of this Agreement.

2. Compensation.
In consideration for retaining Consultant to perform the services contracted for hereunder, Client agrees to pay Consultant 250,000 non-refundable shares of common stock in Client, valued for tax purposes at par value and $100,000 cash.

a. Further, it is agreed and understood that all 250,000 shares will carry a restrictive legend pursuant to Rule 144 of the Securities and Exchange Act, with an applicable six months (6) safe harbor holding period as prescribed by Rule 144(d) of Code of Federal Regulations Title 17, Section 230.144.

b. All of the subject shares are considered a non-refundable retainer for services to be rendered by Consultant to Client, and with respect to the restricted shares mentioned in subpart

c. Consultant and Client agree that the date of the execution of this Agreement shall serve as the date establishing Consultant's beneficial ownership of the shares.

d. Client also agrees that the shares paid as a retainer hereunder shall be non-cancelable.

e. Payment of the foregoing retainer sums, as described and agreed to above, is a material covenant in this Agreement.

3. Terms of Payment.
Cash funds and stock to be wiredd to Consultant upon execution of contract. No work shall begin until payment is received.

January 11, 2010

CORE
CONSULTING GROUP

4. Expenses.
Client shall be responsible for any and all costs related to the services to be performed by Consultant under this Agreement. These costs include, but are not limited to postage and copying. Consultant will be responsible for faxing and mailing of up to shareholders/ Investors and introductory letter and company profile. Consultant will invoice Client for all cost associated with the performance of this project. Client will approve all expenses over $100.00 in writing.

5. Independent Consultant Status.
Consultant is an independent contractor. Neither Consultant nor Consultant's employees (if any) or contract personnel are, or shall be deemed, Client's employees. In its capacity as an independent Consultant, Consultant agrees and represents, and Client agrees as follows: Consultant reserves the right to perform services for others during the term of this Agreement; however, Consultant will not perform services for any competitors of Client's during the term of this Agreement. Consultant has the sole right to control and direct the means, manner and method by which it performs the services to be rendered pursuant to this Agreement. Consultant has the right to perform the services required under this Agreement at any place or location or at any time it determines is appropriate. Consultant has the power to hire assistants, subcontractors, or to use employees or contract personnel to provide the services agreed to herein. The services to be provided by Consultant to Client are to be performed solely by Consultant, or any assistants, subcontractors, employees or contract personnel whom Consultant deems are necessary to perform said services. Client shall not hire, supervise or control any assistants to help Consultant, and neither shall Client provide any training to said personnel. Client shall not require that Consultant, or any of Consultant's employees, assistants, contract personnel or subcontractors devote full time to the services to be performed herein.

6. Permits and Licenses.
Consultant has complied with all federal, state and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this Agreement.

7. State and Federal Taxes.
Client will not withhold FICA from Consultant's payments or make FICA payments on Consultant's behalf; Client will not make state of federal unemployment compensation contributions on Consultant's behalf; or, withhold state or federal income taxes from Consultant's payments.

8. Fringe Benefits.
Consultant understands that neither Consultant nor Consultant's employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Client.

9. Workers' Compensation.
Client shall not obtain workers' compensation insurance on behalf of Consultant or any of Consultant's employees, or contract personnel. If Consultant does have to hire employees or contract personnel in order to perform the services contemplated under this Agreement, then Consultant will bear all responsibility for acquiring workers' compensation insurance and agrees to hold Client harmless from any claim for workers' compensation benefits filed by one of Consultant's employees, subcontractors or contract personnel in performing the services rendered under this Agreement. Consultant also agrees to hold Client harmless

from all costs and attorney's fees in the event that any claim contemplated under this section by one of Consultant's employees or contract personnel is filed.

10. Unemployment Compensation.
Client shall make no state or federal unemployment compensation payments on behalf of Consultant or any of Consultant's subcontractors, employees, or contract personnel. Consultant will not be entitled to these benefits in connection with work performed under this Agreement.

11. Insurance.
Client shall not provide insurance coverage of any kind for Consultant or Consultant's employees or contract personnel. Further, Consultant shall hold Client harmless from any loss or liability arising from performing services under this Agreement.

12. Term of Agreement.
This Agreement will become effective when signed by both parties and will terminate six months (6) from the signing of this agreement.

13. Termination of the Agreement.
Aside from terminating by lapse of time six months (6) from the effective date hereof, this Agreement can only terminated due to the material breach hereof by either party. A material breach includes, but is not limited to, failure to pay the agreed to consideration by Client to Consultant, or Consultant's failure to use its best efforts to provide the services contracted for hereunder. It is agreed to by the Client and the Consultant that should a dispute arise over the terms or execution of this Agreement, that prior to termination, the parties shall attempt good faith informal mediation amongst themselves to resolve the dispute. If the dispute cannot be resolved informally, then the Client and Consultant agree to submit the dispute to binding arbitration under the auspices of the American Arbitration Association pursuant to the rules governing Commercial Arbitration. If after mandatory good faith informal means referred to above fail, and the arbitration remedy is invoked, then the prevailing party in any such arbitration shall recover its reasonable attorney fees and costs related to the arbitration. All parties agree on the venue of San Francisco, California as the site for any arbitration proceeding contemplated by this section.

14. Entire Agreement.
This Agreement is the entire agreement of the parties, and all other oral or written understandings, agreements, and promises are merged into this document. No amendment or modification of this Agreement is valid unless it is signed by both Client and Consultant.

15. Intellectual Property Ownership.
Consultant assigns to Client all patent, copyright, trademark and trade secret rights in anything created or developed by Consultant under this Agreement. Consultant agrees to help Client secure any formal intellectual property rights in said interests by completing any and all paperwork necessary. However, Client agrees to pay all of Consultant's costs in this regard, including attorney's fees relevant to this assignment.

16. Confidentiality.

Consultant will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of Client without Client's prior written consent except to the extent necessary to perform services on Client's behalf. Proprietary or confidential information includes: Written, printed, graphic or electronically recorded materials furnished by Client for Consultant to use; Business plans, customer lists, operating procedures, financial statements, trade secrets, design formulas, accounting information, know-how, computer programs and/or inventories and improvements of any kind; and, Information belonging to any of Client's customers and suppliers about whom Consultant gained knowledge as a result of Consultant's services to Client.

17. Applicable Law.
The terms of this Agreement will be governed by and interpreted in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws.

18. Notices.
All notices and other communications in connection with this Agreement shall be in writing and shall be considered given either when delivered personally or five days after deposit into the U.S. Mail with full postage prepaid thereon, certified mail, return receipt requested.

19. No Partnership.
This Agreement does not create a partnership relationship. Consultant does not have the authority to enter into contracts on Client's behalf.

20. Assignment and Delegation.
Consultant may not assign any obligations under this Agreement without Client's prior written approval, excluding there from Consultant hiring any subcontractors or employees as provided for hereunder. This Agreement is binding on all successors and assigns of the respective parties.

21. Authority to Bind Principals.
Both Client and Consultant represent that the signatories hereto have complete authority to bind their principal corporations or other business entities to the terms of this Agreement, and that all necessary corporate action has been taken by both Client and Consultant to validly enter into this Agreement.

Date:	January 11, 2010	Date:	1.12.10
Title:	President	Title:	PRESIDENT
Signature:	[signature]	Signature:	[signature]

Core Consulting Group Wire Instructions:

Core Consulting Group	Bank of America
Account # 02245-05442	1330 North Main Street
aba # 026009593	Walnut Creek, CA 925-682-4644